UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014 (June 29, 2014)

ENVENTIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

 (800) 326-5789
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 29, 2014, Enventis Corporation, a Minnesota corporation (“Enventis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Enventis, Consolidated Communications Holdings, Inc., a Delaware corporation (“Consolidated”), and Sky Merger Sub Inc., a Minnesota corporation and wholly owned subsidiary of Consolidated (“Merger Sub”), pursuant to which Merger Sub will merge with and into Enventis (the “Merger”).

Each share of Enventis common stock issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive 0.7402 shares of Consolidated common stock.  The Merger Agreement was unanimously approved by the board of directors of Enventis. The Merger is expected to be generally tax-free to Enventis and Consolidated as well as to Eventis and Consolidated shareholders.

Enventis has made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to cause a meeting of Enventis shareholders to be held to consider the approval and adoption of the Merger Agreement, and (iii) subject to certain exceptions, that Enventis’ Board of Directors will recommend that Enventis’ shareholders vote to approve and adopt the Merger Agreement.

At least 10 days prior to the Effective Time, the Company will provide notice to each holder of an option to purchase shares of Enventis common stock under any Enventis stock plan (each a “Company Option”), that all outstanding Company Options, whether or not exercisable, will be cancelled as of the effective time in exchange for payment of cash equal to the amount (if any) for each share of Enventis stock covered by the Company Option, by which the Merger Consideration (calculated using a five-day average of Consolidated common stock closing price prior to the Effective Time) exceeds the exercise price per share covered by such Company Option.  As of the date of the notice, each Company Option shall become exercisable in full prior to the date of cancellation as to any part or all of such Company Option.  Any restrictions applicable to restricted stock issued under a Company Stock Plan shall be immediately lapsed as of the effective time and shall be exchanged for the Merger Consideration described above (including restricted stock held by a rabbi trustee or custodian).

On or before the effective time, any awards granted under the Company’s Corporation Long-Term Executive Incentive Program (“LTIP”) shall be amended by the Enventis compensation committee to provide that for each outstanding award as of the Effective Time, the participant shall, as of the end of each year of the program period for such award, be deemed to meet the target objective for the performance period ending in such year and will be 100% vested in the award for that applicable program period if the participant is employed on the last day of the program period. Subject to any change of control agreement, vested awards will be paid no later than March 15 of the year following the close of the performance period. All payments of awards will be made in shares of Consolidated common stock.

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) approval and adoption of the Merger Agreement by Enventis’ and Consolidated’s shareholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) consents having been obtained from the Federal Communications Commission and applicable state regulators, (iv) the absence of any order or injunction prohibiting the consummation of the Merger, (v) the accuracy of the representations and warranties of each party, (vi) performance, in all material respects, of all obligations and compliance with, in all material respects, agreements and covenants to be performed or complied with by each party, (vii) declaration of effectiveness of the Registration Statement on Form S-4 to be filed by Consolidated and (viii) the approval of the listing of additional shares of Consolidated common stock to be issued to Enventis’ shareholders.

The Merger is not subject to a financing condition and is expected to close in the fourth quarter of 2014.  Enventis expects to call a shareholders meeting at which the Merger will be submitted to Enventis’ shareholders for approval.  Approval by Consolidated’s stockholders is also required.

The Merger Agreement contains certain termination rights for each of Consolidated and Enventis, including Enventis’ right to terminate the Merger Agreement under certain circumstances to pursue an unsolicited superior proposal, and when otherwise required by the fiduciary duties of Enventis’ board of directors (a “fiduciary change”).  In addition, the Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, including termination by Enventis to pursue an unsolicited superior proposal and a termination related to a fiduciary change, Enventis is required to pay Consolidated a termination fee of $8,448,750.

The board of directors of Enventis unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger were in the best interests of Enventis and its shareholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be submitted in a future filing. A joint press release, issued on June 30, 2014, announcing the signing of the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Amendment to Rights Agreement

On June 29, 2014, Enventis entered into an amendment to the Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of March 12, 2009 between Enventis and Wells Fargo National Bank, National Association, as rights agent, to provide that Consolidated will not be an “Acquiring Person” as defined in the Rights Agreement.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, Enventis and Consolidated will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  ENVENTIS SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to Enventis shareholders.  The registration statement and proxy statement/prospectus and other documents filed by Enventis with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by Enventis with the SEC can also be obtained, free of charge, by directing a request to Enventis Corporation, 221 East Hickory Street, P.O. Box 3248, Mankato, MN, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free in the investor relations portion of  our web site at www.enventis.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

Enventis and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of Enventis in the solicitation is set forth in the Enventis proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Safe Harbor Statement

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in the press release attached hereto and this Form 8-K that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.  Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the mergers by our shareholders; the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; the failure of our shareholders to approve the transactions contemplated by the Merger Agreement; our ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; and the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013.

Item 3.03  Material Modification to Rights of Security Holders

On June 29, 2014, the board of directors of Enventis amended the Rights Agreement as set forth in Item 1.01 of this Form 8-K.  The text of the amendment is attached hereto as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2014, the Company’s compensation committee and board of directors approved the following amendment to the Company’s Long-Term Executive Incentive Program (Amended and Restated January 1, 2013) (the “LTEIP”):

Section 8 of the LTEIP, captioned “Payment in the Event of a Change of Control of the Company” was deleted and replaced with the following:

In the case of a Change of Control of the Company, with respect to each outstanding Award under the Program as of the date of the Change of Control, as of the end of each year of the Program Period for such Award, the Participant shall be deemed to meet the objective at target for such year and will be 100% vested in the Award for that Program Period if the Participant is employed on the last day of the Program Period. Vested Awards will be paid no later than March 15 of the year following the close of the Performance Period. All payments of Awards will be made in shares of common stock of the surviving corporation or its parent and will be immediately and fully vested upon payment.

If the Participant has a Change of Control Agreement and is entitled to payments under that agreement, all unvested shares will become immediately vested and any Awards which are due through the year in which payments are due under the Change of Control Agreement will be immediately vested and paid at 100% of target.

The amendment to the LTEIP is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 29, 2014, the board of directors of Enventis amended the by-laws of Enventis to provide an exclusive forum for resolving disputes.  The amendment to the By-laws is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

On June 30, 2014, Enventis and Consolidated issued a joint press release announcing entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.
3.1	Amendment to the By-laws
4.1	Amendment to Rights Agreement
10.1	Amendment to LTEIP
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 30, 2014

ENVENTIS CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Amendment to the By-laws
4.1	Amendment to Rights Agreement
10.1	Amendment to LTEIP
99.1	Press Release